Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-119697 and 333-137107) of Huron Consulting Group Inc. of our report dated March 15, 2007 relating to our audit of the consolidated financial statements of Wellspring Partners LTD and Subsidiary as of and for the year ended December 31, 2006, which appears in Exhibit 99.1 of this current report on Form 8-K/A.

/s/ McGladrey & Pullen, LLP
Chicago, Illinois
March 15, 2007